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                                                                    EXHIBIT 32.3

        Certification Pursuant to Section 1350 of Chapter 63 of Title 18
                            of the United States Code

     I, Robert E. Busch, Chief Financial Officer of Public Service Electric and Gas Company, to the best of my knowledge, certify that (i) the Quarterly Report of Public Service Electric and Gas Company on Form 10-Q for the quarter ended March 31, 2004 (the "Periodic Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Public Service Electric and Gas Company.


                                   /s/ Robert E. Busch
                                   ---------------------------------------------
                                   Robert E. Busch
                                   Public Service Electric and Gas Company
                                   Chief Financial Officer
                                   April 30, 2004